UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Avenue, Suite 4575E Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-8219

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2026, ASP Isotopes Inc., a Delaware corporation (“ASP Isotopes” or the “Company”), entered into a Series Seed-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Opeongo, Inc., a Delaware corporation (“Opeongo”), pursuant to which the Company agreed to purchase from Opeongo 4,356,918 shares of Opeongo’s Series Seed-1 Preferred Stock, $0.0001 par value per share (the “Series Seed-1 Preferred Stock”), at a price of $2.2952 per share (the “Original Purchase Price”) of Series Seed-1 Preferred Stock (the “Opeongo Investment”).

Opeongo is a biotechnology company developing novel therapeutics using extracellular matrix (ECM) modulation to target fibrosis, inflammation, and cancer. Opeongo was co-founded by David Baram, Ph.D. who serves as Opeongo’s Chief Executive Officer and director. Dr. Baram completed his Ph.D. at the Weizmann Institute of Science, where he worked alongside Professor Irit Sagi, Ph.D., Opeongo’s co-founder and Scientific Advisory Board Chairperson. Opeongo licensed certain patents and other intellectual property, which was created in the course of research conducted by Dr. Sagi and certain members of her research team at the Weizmann Institute of Science, pursuant to the License Agreement entered into with Yeda Research and Development Company Limited, an Israeli company commercializing such intellectual property.

Terms of Series Seed-1 Preferred Stock

In connection with the Opeongo Investment, Opeongo adopted an amended and restated certificate of incorporation (the “Opeongo Charter”). Pursuant to the Opeongo Charter, the Company has a number of rights as an investor, including, but not limited to, the following:

Conversion. Each share of Series Seed-1 Preferred Stock is convertible, at the option of the holder thereof, at any time, into such number of shares of Opeongo’s common stock as is determined by dividing the applicable Original Purchase Price by the applicable conversion price in effect at the time of conversion. The initial conversion price is $2.2952 (subject to any anti-dilution adjustments described below). The Series Seed-1 Preferred Stock shall be automatically converted into Opeongo common stock, at the then applicable conversion price, (i) at such date and time, or upon the occurrence of an event, specified by a vote or written consent of the holders of at least a majority of the outstanding shares of the Series Seed-1 Preferred Stock, voting together as a single class on an as converted basis, or (ii) immediately prior to the closing of a firm commitment underwritten public offering of shares of Opeongo common stock resulting in at least $50 million of gross proceeds (before deduction of underwriters commissions and expenses) if in connection with such offering the shares of Opeongo common stock are listed for trading on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the requisite approval of Opeongo’s board of directors.

Antidilution Provisions. The conversion price of the Series Seed-1 Preferred Stock is subject to adjustment to reduce dilution in the event that Opeongo issues additional equity securities (other than certain shares issued to employees or directors of, or consultants to, Opeongo and other customary exclusions) at a purchase price per share less than the then current applicable conversion price per share of the Series Seed-1 Preferred Stock. The conversion price is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and other transactions.

Redemption. The shares of Series Seed-1 Preferred Stock are not redeemable at the option of the holders thereof.

Voting Rights. Holders of shares of Series Seed-1 Preferred Stock vote, on an as-if converted basis, together with holders of shares of Opeongo common stock as a single class, except as specifically provided in the Opeongo Charter or as otherwise required by law. Each holder of outstanding shares of Series Seed-1 Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series Seed-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. In addition, at all times when at least 2,178,459 shares of Series Seed-1 Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series Seed-1 Preferred Stock), the holders of at least a majority of record of the shares of Series Seed-1 Preferred Stock, exclusively and voting together as a separate class on an as-converted to common stock basis, are entitled to elect and remove one (1) director of Opeongo (the “Series Seed-1 Director”).

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Protective Provisions. Pursuant to the Opeongo Charter, the Company has veto rights with respect to certain major corporate actions and transactions.

Supply Agreement. Within thirty days after January 26, 2026, the Company and Opeongo are obligated, in good faith, to negotiate and prepare a draft of a supply agreement providing the Company with a right of first offer with respect to the supply of medical isotopes for use with any pharmaceutical product developed by Opeongo.

Additional Contractual Rights Granted to the Company

In connection with the Investment, the Company entered into: (i) the Investors’ Rights Agreement (the “Rights Agreement”), (ii) the Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”), and (iii) the Voting Agreement (the “Voting Agreement” and collectively with the Rights Agreement and the ROFR Agreement, the “Opeongo Investment Agreements”). Each of the Opeongo Investment Agreements was dated as of January 26, 2026 and entered into by and among Opeongo, the Company, Paul Mann, Todd Wider and certain other holders of common stock of Opeongo (referred to collectively in connection with each of the Opeongo Investment Agreements as the “Stockholders” or the “Holders”).

The Opeongo stockholder parties to each such agreement included the following related parties: Paul Mann and Todd Wider. Mr. Mann is Executive Chairman and Chief Executive Officer of the Company, and director of Opeongo. Dr. Wider is a director of the Company and Chief Medical Officer and director of Opeongo.

Pursuant to the terms of the Voting Agreement, the Stockholders party thereto agreed to, among other things, vote, or cause to be voted, all shares of Opeongo owned by such Stockholder in favor of the election of the following individuals to the board of directors of Opeongo: (a) the Series Seed-1 Director, who initially was designated as Paul Mann, provided, however, that for so long as Todd Wider is (x) employed or otherwise engaged by Opeongo and (y) affiliated with one or more holders of Series Seed-1 Preferred Stock, the Series Seed-1 Director shall not vote, and shall recuse himself from voting, on any matter relating to the compensation of Todd Wider, including, without limitation, his salary, benefits, stock option grants and other compensatory equity awards; and (b) up to four individuals designated by certain Opeongo stockholders, who initially included the designation of Todd Wider and Opeongo’s Chief Executive Officer, David Baram.

Pursuant to the terms of the ROFR Agreement, the Holders may not sell, transfer or exchange their stock unless the Company has an opportunity to purchase such shares or participate in the sale on a pro-rata basis, subject to certain exceptions, terms and conditions more fully described in the ROFR Agreement.

Pursuant to the terms of the Rights Agreement, Opeongo granted certain rights, subject to the conditions and limitations further described in the Rights Agreement, to the Holders party thereto, including demand registration rights to all Holders party thereto, and information rights and rights of first offer to the parties thereto with respect to future offerings of equity securities of Opeongo.

The foregoing description of the Purchase Agreement, Opeongo Charter and Opeongo Investment Agreements does not purport to be complete and is qualified in its entirety by reference to the foregoing documents, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: January 30, 2026	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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